Exhibit 99.2

QUESTAR PIPELINE, LLC

(Successor by statutory conversion to and formerly known as Questar Pipeline Company)

Glossary of Commonly Used Terms

AOCI	Accumulated other comprehensive income (loss)

ARO	Asset retirement obligation

Dominion	The legal entity, Dominion Resources, Inc., one or more of its consolidated subsidiaries (other than Dominion Questar) or operating segments or the entirety of Dominion Resources, Inc. and its consolidated subsidiaries

Dominion Midstream	The legal entity, Dominion Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point Holdings, Iroquois GP Holding Company, LLC and Dominion Carolina Gas Transmission, LLC, or the entirety of Dominion Midstream Partners, LP, and its consolidated subsidiaries

Questar Pipeline Contribution Agreement	Contribution, Conveyance and Assumption Agreement between Dominion and Dominion Midstream dated October 28, 2016

Dominion Questar	The legal entity, Dominion Questar Corporation (formerly known as Questar Corporation) is the parent of QPC Holding Company, which is the parent of Questar Pipeline

Dominion Questar Combination	Agreement and plan of merger entered on January 31, 2016 between Dominion and Dominion Questar in which Dominion Questar became a wholly-owned subsidiary of Dominion upon closing on September 16, 2016

FERC	Federal Energy Regulatory Commission

GAAP	U.S. generally accepted accounting principles

Questar InfoComm	The legal entity Questar InfoComm, Inc., one or more of its consolidated subsidiaries, or the entirety of Questar InfoComm, Inc., and its consolidated subsidiaries

Natural Gas Liquids (NGL)	Liquid hydrocarbons that are extracted and separated from the natural gas stream. NGL products include ethane, propane, butane, natural gasoline and heavier hydrocarbons

OCI	Other comprehensive income (loss)

Questar Gas	The legal entity, Questar Gas Company, is an affiliate company to Questar Pipeline that provides retail natural gas distribution in Utah, Wyoming and Idaho

Questar Pipeline	The legal entity, Questar Pipeline, LLC (successor by statutory conversion to and formerly known as Questar Pipeline Company), one or more of its consolidated subsidiaries, or the entirety of Questar Pipeline, LLC and its consolidated subsidiaries, or the Company

Questar Southern Trails	Questar Southern Trails Pipeline Company, owner of the Southern Trails Pipeline

QUESTAR PIPELINE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	9 Months Ended
	September 30,
	2016	2015
	(in millions)
OPERATING REVENUE(1)	$207.2	$193.1

OPERATING EXPENSES
Other operations and maintenance(1)	111.2	57.8
Depreciation and amortization	41.0	41.0
Other taxes	6.8	6.5
Cost of natural gas sold (excluding operating expenses shown separately)	1.2	2.3

Total Operating Expenses	160.2	107.6

OPERATING INCOME	47.0	85.5
Interest and other income	0.6	0.5
Earnings from equity method investee	2.8	2.8
Interest expense	18.6	19.7

INCOME BEFORE INCOME TAXES	31.8	69.1
Income tax expense	(17.0)	(24.8)

NET INCOME	$14.8	$44.3

(1)	See Note 8 for amounts attributable to affiliates

See notes accompanying the financial statements

QUESTAR PIPELINE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	9 Months Ended
	September 30,
	2016	2015
	(in millions)
Net income	$14.8	$44.3
Other comprehensive income (loss):
Interest rate cash flow hedge amortization	0.4	0.5
Commodity cash flow hedge	(0.6)	0.2
Amounts recoverable from customers	34.8	—
Income taxes	(12.8)	(0.4)

Net other comprehensive income	21.8	0.3

COMPREHENSIVE INCOME	$36.6	$44.6

See notes accompanying the financial statements

QUESTAR PIPELINE, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015(1)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$21.0	$10.2
Notes receivable from affiliate	—	6.0
Accounts receivable, net	14.2	21.2
Receivable from affiliates	8.3	49.8
Inventories at lower of average cost or market:
Gas stored underground	3.9	1.2
Materials and supplies	5.7	6.7
Other current assets	12.3	13.0

Total Current Assets	65.4	108.1

Property, Plant and Equipment	1,832.5	1,851.1
Accumulated depreciation and amortization	(680.2)	(709.7)

Net Property, Plant and Equipment	1,152.3	1,141.4

Receivable from affiliates	40.2	—
Investment in equity method investee	23.4	23.9
Regulatory assets	36.1	3.0
Other noncurrent assets	4.2	4.1

TOTAL ASSETS	$1,321.6	$1,280.5

(1) Derived from 2015 audited annual financial statements

QUESTAR PIPELINE, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Unaudited)

	September 30, 2016	December 31, 2015(1)
	(in millions)
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$22.9	$15.9
Accounts payable to affiliates	20.8	15.8
Other current liabilities	2.9	2.6

Total Current Liabilities	46.6	34.3

Long-term debt	431.3	431.0
Deferred income taxes	273.6	249.9
Regulatory liabilities	63.0	10.0
Asset retirement obligations	16.0	2.3
Other liabilities	6.2	4.0

TOTAL LIABILITIES	836.7	731.5

Contingencies and commitments - Note 9
EQUITY
Common stock - par value $1.00; 6.6 million shares authorized and outstanding at December 31, 2015	—	6.6
Additional paid-in capital	—	353.4
Retained earnings	—	211.3
Membership interest	485.4	—
Accumulated other comprehensive loss	(0.5)	(22.3)

Total Equity	484.9	549.0

TOTAL LIABILITIES AND EQUITY	$1,321.6	$1,280.5

(1)	Derived from 2015 audited annual financial statements

See notes accompanying the financial statements

6

QUESTAR PIPELINE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	9 Months Ended September 30,
	2016	2015
	(in millions)
OPERATING ACTIVITIES
Net income	$14.8	$44.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.7	42.8
Asset impairment	23.3	—
Other adjustments for non-cash items	2.5	2.4
Changes in operating assets and liabilities	17.8	4.7

NET CASH PROVIDED BY OPERATING ACTIVITIES	101.1	94.2

INVESTING ACTIVITIES
Property, plant and equipment purchased	(22.1)	(28.0)
Property, plant and equipment sold to affiliates	10.6	—
Cash used in disposition of assets	(0.4)	(0.5)
Proceeds from disposition of assets	0.3	0.1
Cash transferred to affiliate in restructuring	(1.3)	—

NET CASH USED IN INVESTING ACTIVITIES	(12.9)	(28.4)

FINANCING ACTIVITIES
Change in notes receivable from Dominion Questar	6.0	(8.1)
Change in notes receivable from Questar Southern Trails and Questar InfoComm	56.8	—
Dividends paid to Dominion Questar	(140.2)	(64.0)

NET CASH USED IN FINANCING ACTIVITIES	(77.4)	(72.1)

Change in cash and cash equivalents	10.8	(6.3)
Beginning cash and cash equivalents	10.2	7.4

Ending cash and cash equivalents	$21.0	$1.1

SUPPLEMENTAL CASH FLOW INFORMATION

Significant noncash financing activities(1):

(1)	See Note 1 for noncash activities related to the restructuring of Questar Pipeline

See notes accompanying the financial statements

QUESTAR PIPELINE, LLC

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Questar Pipeline is a limited liability company owned by Dominion Midstream effective December 2016. Prior to Dominion Midstream’s acquisition, Questar Pipeline was owned by Dominion Questar, a wholly-owned subsidiary of Dominion, effective September 2016. The Company operates interstate natural gas pipelines and storage facilities in the western United States. Questar Pipeline is regulated by the FERC as to rates and charges for transportation and storage of natural gas in interstate commerce, construction of new facilities, and extensions or abandonments of service and facilities, accounting and other activities.

In August 2016, Dominion Questar contributed 100% of the capital stock of Questar Pipeline to QPC Holding Company, a newly-formed, wholly owned subsidiary of Dominion Questar. At that time, Questar Pipeline converted to a limited liability company under the laws of Utah and changed its name from Questar Pipeline Company to Questar Pipeline, LLC. Subsequently, in August 2016, Questar Pipeline distributed its interests in Questar Southern Trails and Questar InfoComm to QPC Holding Company, at a negative net book value of $35.6 million, reflected as an equity transaction.

In October 2016, Dominion Midstream, following approval by the Conflicts Committee of Dominion Midstream GP, LLC, its general partner, entered into the Questar Pipeline Contribution Agreement to acquire Questar Pipeline from QPC Holding Company. Upon closing of the agreement on December 1, 2016, Dominion Midstream became the owner of all of the issued and outstanding membership interests of Questar Pipeline.

Note 2 - Basis of Presentation of Interim Financial Statements

The interim financial statements were prepared in accordance with GAAP. The financial statements reflect all normal, recurring adjustments and accruals that are, in the opinion of management, necessary for a fair presentation of its financial position and results of operations for the interim periods presented. Interim financial statements do not include all of the information and notes required by GAAP for audited annual financial statements. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2015.

The preparation of the condensed consolidated financial statements and notes in conformity with GAAP requires that management make estimates and assumptions that affect the amounts of revenues, expenses, assets and liabilities, and disclosure of contingent assets and liabilities. Actual results could differ from estimates. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

Certain reclassifications were made to prior year information to conform to the current year presentation. The Company has adopted Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30). The Company has retrospectively adjusted prior period debt issuance costs to be reflected in long-term debt. The reclassifications did not affect the Company’s net income, total assets, liabilities, equity or cash flows, except as noted above.

Questar Pipeline uses the equity method to account for an investment in an unconsolidated affiliate where the Company does not have control, but has significant influence. The investment in the unconsolidated affiliate on the Condensed Consolidated Balance Sheets equals Questar Pipeline’s proportionate share of equity reported by the unconsolidated affiliate. The investment is assessed for possible impairment when events indicate that the fair value of the investment may be below Questar Pipeline’s carrying value. When such a condition is deemed to be other-than-temporary, the carrying value of the investment is written down to its fair value, and the amount of the write-down is included in the determination of net income. White River Hub, LLC, a limited liability company and FERC-regulated transporter of natural gas, is the sole unconsolidated affiliate. Questar Pipeline owns 50% of White River Hub, LLC, and is the operator. The distributions received from White River Hub, LLC were $3.3 million and $3.0 million for the nine month periods ended September 30, 2016 and 2015, respectively.

Note 3 - Operating Revenue

Questar Pipeline’s operating revenue consists of the following:

	9 Months Ended
	September 30,
	2016	2015
	(in millions)
Transportation and storage(1)	$183.9	$174.4
NGL and natural gas sales	3.4	2.2
Energy services	5.1	9.4
Other(1)	14.8	7.1

Total operating revenue	$207.2	$193.1

(1)	See Note 8 for amounts attributable to affiliates

Note 4 - Accumulated Other Comprehensive Income

Comprehensive income, as reported in Questar Pipeline’s Condensed Consolidated Statements of Comprehensive Income, is the sum of net income as reported in Questar Pipeline’s Condensed Consolidated Statements of Income and net OCI. OCI includes interest rate and commodity-based cash flow hedges and the related income taxes. Income or loss is recognized as the Company records interest expense for hedged interest payments and as the Company reaches settlement of commodity-based hedges.

Details of the changes in the components of consolidated accumulated other comprehensive income (loss), net of income taxes, as reported in Questar Pipeline’s Condensed Consolidated Balance Sheets, are shown in the tables below. The tables also disclose details of income taxes related to each component of OCI.

	Interest rate cash flow hedges	Commodity cash flow hedges	Total	Interest rate cash flow hedges	Commodity cash flow hedges	Total
	9 Months Ended			9 Months Ended
	September 30, 2016			September 30, 2015
	(in millions)
AOCI at beginning of period	$(22.2)	$(0.1)	$(22.3)	$(22.5)	$—	$(22.5)
OCI before reclassifications	—	(0.6)	(0.6)	—	0.2	0.2
Reclassified from AOCI(1)	0.4	—	0.4	0.5	—	0.5
Amounts recoverable from customers(2)	34.8	—	34.8	—	—	—
Income taxes
OCI before reclassifications	—	0.2	0.2	—	(0.1)	(0.1)
Reclassified from AOCI	(0.1)	—	(0.1)	(0.3)	—	(0.3)
Amounts recoverable from customers(2)	(12.9)	—	(12.9)	—	—	—

Total income taxes	(13.0)	0.2	(12.8)	(0.3)	(0.1)	(0.4)

Net other comprehensive income (loss)	22.2	(0.4)	21.8	0.2	0.1	0.3

AOCI at end of period	$—	$(0.5)	$(0.5)	$(22.3)	$0.1	$(22.2)

(1)	Interest rate cash flow hedge amounts are included in their entirety as charges to interest expense on the Condensed Consolidated Statements of Income.
(2)	Interest rate cash flow hedge, and income tax effects, recoverable from customers are recorded within regulatory assets and deferred income taxes on the Condensed Consolidated Balance Sheets.

Note 5 - Rate Regulation

Questar Pipeline records regulatory assets and liabilities in accordance with FERC orders, guidance and practice. The Company recovers the costs of assets but does not generally receive a return on these assets. The current portion of regulatory assets and regulatory liabilities are included in other current assets and liabilities, respectively, on the Condensed Consolidated Balance Sheets.

The following table details regulatory assets and liabilities:

	September 30, 2016		December 31, 2015
	Current	Noncurrent	Current	Noncurrent
	(in millions)
Regulatory assets:
Cost of reacquired debt(1)	$—	$1.6	$—	$1.8
Interest rate hedge(2)	0.6	34.1	—	—
Other	0.9	0.4	0.2	1.2

Total regulatory assets	$1.5	$36.1	$0.2	$3.0

Regulatory liabilities:
Gas imbalance(3)	$1.5	$—	$2.3	$—
Cost of plant removal and AROs(4)	—	52.2	—	—
Postretirement medical(5)	—	10.8	—	10.0
Other	0.1	—	0.1	—

Total regulatory liabilities	$1.6	$63.0	$2.4	$10.0

(1)	Gains and losses on the reacquisition of debt are deferred and amortized as interest expense over the would-be remaining life of the reacquired debt. The reacquired debt costs had a weighted-average life of approximately 4.3 years at September 30, 2016.
(2)	Interest rate cash flow hedge recoverable from customers. Questar Pipeline entered into forward starting swaps totaling $150.0 million in the second and third quarters of 2011 in anticipation of issuing $180.0 million of notes in December 2011. Settlement of these swaps required payments of $37.3 million in the fourth quarter of 2011 because of declines in interest rates. These swaps qualified as cash flow hedges and the settlement payments are being amortized to interest expense over the 30-year life of the debt.
(3)	Regulatory assets and liabilities for gas imbalances recovered from or credited to customers.
(4)	Cost of plant removal and AROs represent amounts recovered from customers for costs of future activities to remove assets that are expected to be incurred at the time of retirement.
(5)	A regulatory liability for the collection of postretirement medical costs allowed in rates in excess of actual charges.

Note 6 - Asset Retirement Obligations

Questar Pipeline records an ARO along with an increase to the carrying value of the related property, plant and equipment when there is a legal obligation associated with the retirement of a tangible long-lived asset. The fair value of retirement costs is estimated by the Company based on abandonment costs of similar properties and depreciated over the life of the related assets. Revisions to estimates result from material changes in the expected timing or amount of cash flows associated with AROs. As a result of a change in the estimated timing of cash flows for the interim retirement of natural gas pipeline components, Questar Pipeline recorded an increase of $14.4 million to AROs in the third quarter of 2016. Income or expense resulting from the settlement of ARO liabilities sold is included in other operations and maintenance on the Condensed Consolidated Statements of Income. The current portion of the ARO balance at September 30, 2016 is $0.5 million and is included in other current liabilities on the Condensed Consolidated Balance Sheets. There was no current portion at December 31, 2015. The ARO liability is adjusted to present value each period through an accretion calculation using a credit-adjusted risk-free interest rate.

Changes in Questar Pipeline’s AROs from the Condensed Consolidated Balance Sheets were as follows:

	9 Months Ended
	September 30,
	2016	2015
	(in millions)
AROs at beginning of year	$2.3	$2.3
Accretion	0.1	0.1
Revisions in estimated cash flows	14.4	—
Liabilities settled	(0.3)	—

AROs at end of period	$16.5	$2.4

Note 7 - Fair Value Measurements

Questar Pipeline fair value measurements are made in accordance with the policies discussed in Note 6 to the audited annual financial statements for the year ended December 31, 2015.

Non-recurring Fair Value Measurements

In August 2016, the Company recorded a pre-tax impairment charge for the western segment of Southern Trails Pipeline. See Note 10 for further details.

Fair Value of Financial Instruments

Substantially all of Questar Pipeline’s financial instruments are recorded at fair value, with the exception of the instruments described below, which are reported at historical cost. Estimated fair values have been determined using available market information and valuation methodologies considered appropriate by management. The carrying amount of cash and cash equivalents, accounts receivables, receivables from affiliates, payables to affiliates, and accounts payable are representative of fair value because of the short-term nature of these instruments.

For Questar Pipeline’s financial instruments that are not recorded at fair value, the carrying amounts and estimated fair values are as follows:

	September 30, 2016		December 31, 2015
	Carrying Amount	Estimated Fair Value(1)	Carrying Amount	Estimated Fair Value(2)
	(millions)
Long-term debt(3)	$431.3	$472.5	$431.0	$445.2

(1)	Fair value is estimated using market prices, where available, and interest rates currently available for issuance of debt with similar terms and remaining maturities. The fair value measurements are classified as Level 2.
(2)	Fair value is estimated using the discounted present value of cash flows using Questar Pipeline’s current credit risk-adjusted borrowing rates. The fair value measurements are classified as Level 2.
(3)	Carrying amount includes amounts which represent the unamortized debt issuance costs, discount and/or premium.

Note 8 - Related-Party Transactions

Questar Pipeline receives a substantial portion of its revenues from Questar Gas. Total revenues received from Questar Gas were $54.1 million for the first nine months of 2016, compared to $54.5 million for the same period of 2015.

Through August 2016, Questar Pipeline provided communication services to affiliates. Questar Pipeline provided these services at its cost and charged $3.6 million for the nine months ended September 30, 2016, compared to $4.2 million for the nine months ended September 30, 2015. The majority of these costs are allocated based on usage.

Affiliated companies charged Questar Pipeline for certain administrative and technical services amounting to $19.1 million for the nine months ended September 30, 2016, compared to $22.0 million for the same prior year period. These costs are included in other operations and maintenance on the Condensed Consolidated Statements of Income and are generally allocated based on each affiliates’ proportional share of revenues less product costs, property, plant and equipment, and labor costs. Management believes that the allocation method is reasonable.

The Dominion Questar Combination resulted in merger and restructuring costs of $5.1 million charged from Dominion Questar for the nine months ended September 30, 2016. There were no merger and restructuring costs for the same prior year period. These costs primarily consist of employee related costs allocated to Questar Pipeline and are included in other operations and maintenance on the Condensed Consolidated Statements of Income.

Questar Pipeline loaned notes to affiliates and earned interest income of $0.3 million for the nine months ended September 30, 2016, compared to $0.1 million for the nine months ended September 30, 2015.

Questar Pipeline participates in certain Dominion Questar benefit plans. Amounts due from Dominion Questar associated with these benefit plans were $40.2 million and $41.1 million at September 30, 2016 and December 31, 2015, respectively. These amounts are included in noncurrent receivable from affiliates and current receivable from affiliates, respectively, on the Condensed Consolidated Balance Sheets.

In November 2016, the employees of Questar Pipeline were transferred to a newly formed entity, QPC Service Company, a subsidiary of Dominion Questar, which will provide services to Questar Pipeline. As a result, the amounts due from Dominion Questar associated with Questar Pipeline’s participation in pension and other postretirement benefit plans described above were settled through equity.

Note 9 - Contingencies and Commitments

Questar Pipeline is involved in various commercial, environmental, and regulatory claims. Litigation and other legal proceedings arise in the ordinary course of business. For current proceedings, management does not believe that liabilities, if any, from such litigation or other legal proceedings arising in the ordinary course of business individually or in the aggregate, will have a material adverse effect on Questar Pipeline’s financial position, results of operations or cash flows.

A liability is recorded for a loss contingency when its occurrence is probable and its amount can be reasonably estimated. If some amount within a range of possible outcomes appears to be a better estimate than any other amount within the range, that amount is recorded. Otherwise, the minimum amount in the range is recorded. Disclosures are provided for contingencies reasonably likely to occur, which would have a material adverse effect on Questar Pipeline’s financial position, results of operations or cash flows. Some of the claims involve highly complex issues relating to liability, damages and other matters subject to substantial uncertainties and, therefore, the probability of liability or an estimate of loss cannot be reasonably determined.

Note 10 - Asset Impairments

In August 2016, due to the lack of progress in selling the western segment of Southern Trails Pipeline, Questar Pipeline recorded a noncash impairment of its entire investment in the western segment amounting to $23.3 million, or $15.2 million after income taxes. The impairment is included within other operations and maintenance on the Condensed Consolidated Statements of Income.

Questar Pipeline used a probability-weighted discounted cash flow analysis that included significant inputs such as Questar Pipeline’s cost of capital and assumptions regarding future transportation rates and operating costs. This was considered a level 3 nonrecurring fair value measurement because the inputs were unobservable.

Note 11 - Subsequent Events

The Company has evaluated all subsequent events through December 14, 2016, which represents the date the financial statements were available to be issued.